EXHIBIT 99.1

Illini Corporation

3200 West Iles Avenue
Springfield, Illinois 62704

Tel (217) 787 —5111 Fax (217) 547-9659

NEWS RELEASE

For Immediate Release

Media Contact:
Dennis Guthrie
217/787-5111, Extension 214

ILLINI ANNOUNCES EARNINGS

SPRINGFIELD, IL. April 14, 2005. Gaylon E. Martin, President of Illini Corporation (OTC:ILIN), announced the earnings of Illini Corporation. Illini is headquartered in Springfield and owns Illini Bank and Farmers State Bank of Camp Point. Illini had total assets of $245 million at March 31, 2005. Earnings for the three months ending March 31, 2005 were $0.59 per share and for the three months ending March 31, 2004 were ($2.18) per share, respectively.

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This news release may include forward-looking statements based on the Company’s expectations and assumptions that are subject to numerous risks and uncertainties that could cause actual results to materially differ from those anticipated. Such risks and uncertainties include, among others, general business and economic conditions, and competitive and regulatory actions.